As filed with the Securities and Exchange Commission on October 17, 1996 Registration No. ________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PENEDERM INCORPORATED
(Exact name of registrant as specified in its charter)
California                                   77-0146116
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

320 Lakeside Drive, Foster City, California 94404
(Address of principal executive offices)


         EQUITY INCENTIVE PLAN and
        EMPLOYEE STOCK PURCHASE PLAN
          (Full title of the plan)

         Lloyd H. Malchow
     Penederm Incorporated
       320 Lakeside Drive
Foster City, California 94404
(Name and address of agent for service)

            (415) 358-0100
(Telephone number, including area code, of agent for service)

Copy to:  Richard Friedman
Heller Ehrman White & McAuliffe
525 University Avenue
Palo Alto, California  94301-1908
(415) 324-7000


             CALCULATION OF REGISTRATION FEE

Title of                         Proposed       Proposed
Securities      Amount to        Maximum        Maximum        Amount
to be             to be          offering       aggregate        of
registered      registered       price per      offering    registration
                                 share (1)       price           fee
----------      ----------       ---------      ---------   ------------
Common Stock
(no par value)   450,000         $ 8.00         $ 3,600,000  $ 1,090.91

(1) Estimated (solely for the purpose of calculating the registration fee) on the basis of the last sale reported of the registrant's Common Stock on the Nasdaq National Market on October 16, 1996 (as reported in The Wall Street Journal on October 17, 1996).

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          EXPLANATORY NOTE

     Penederm Incorporated, a California corporation (the "Registrant"), previously filed (i) a Registration Statement on Form S-8 (No. 33-76100) on March 4, 1994, covering, 1,018,714 shares issuable under Registrant's Employee Stock Option Plan, as amended, Consultant Stock Option Plan, as amended, Equity Incentive Plan ("Incentive Plan") and 1994 Nonemployee Directors Stock Option Plan and (ii) a Registration Statement on Form S-8 (No. 33-92884) on June 8, 1995, covering 50,000 shares issuable under Registrant's Employee Stock Purchase Plan ("Purchase Plan"). This Registration Statement on Form S-8 is filed pursuant to Rule 413 and the general instruction to Form S-8 entitled "Registration of Additional Securities" and is made for the purpose of registering an additional 450,000 shares of the same class of securities previously filed under the above-referenced Registration Statements, which are issuable under the Incentive Plan and the Purchase Plan.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents filed or to be filed with the Commission by the registrant are incorporated by reference in this registration statement:

     (a) The registrant's latest annual report (Form 10-K) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed;

     (b)     All other reports filed by the registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above;

     (c) The description of the Common Stock of the registrant contained in the registration statement filed under the Exchange Act registering such Common Stock under Section 12 of the Exchange Act.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4.     Description of Securities

     Not applicable.

Item 5.     Interests of Named Experts and Counsel

     Not applicable.

Item 6.     Indemnification of Directors and Officers

     Pursuant to Sections 204(a) and 317 of the California Corporations Code, as amended, the registrant has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of the registrant. Article Fourth of the registrant's Restated Articles of Incorporation provides as follows:

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"Fourth: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to `California law' shall to that extent be deemed to refer to California law as so amended."

Section 29 of the registrant's By-Laws, as amended, provides as follows:

"29.   Indemnification of Directors and Officers.

 (a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgments, fines, settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expenses to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to `California law' shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

 (b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

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 (c)  Definitions.  The term `proceeding' means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term `expenses' includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

Item 7.     Exemption from Registration Claimed

      Not applicable.

Item 8.     Exhibits

     5        Opinion of Heller Ehrman White & McAuliffe

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of Coopers & Lybrand, L.L.P.

     23.3   Consent of Heller Ehrman White & McAuliffe
               (filed as part of Exhibit 5)

     24      Power of Attorney (see pages 6 and 7)

     99.1    Employee Stock Purchase Plan

     99.2    Equity Incentive Plan

Item 9.     Undertakings

     A.     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

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               (iii)     To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on this fourteenth day of October, 1996.

                                            PENEDERM INCORPORATED


                                By: -----\S\Lloyd H. Malchow------
                                            Lloyd H. Malchow
                                        Director, President and
                                        Chief Executive Officer



          POWER OF ATTORNEY TO SIGN AMENDMENTS

          Each person whose signature appears below constitutes and appoints Lloyd H. Malchow and Edgar A. Luce, and each of them, with full power of substitution and full power to act without the other, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

\S\Lloyd H. Malchow   Director, President and Chief    October 14, 1996
Lloyd H. Malchow      Executive Officer (Principal
                      Executive Officer)


\S\Edgar A. Luce      Vice President Finance and       October 14, 1996
Edgar A. Luce         Administration. Treasurer and
                      Secretary (Principal Financial
                      and Accounting Officer)


\S\Robert F. Allutt           Director                 October 14, 1996
Robert F. Allnutt


\S\William I. Bergman         Director                 October 14, 1996
William I. Bergman

\S\David E. Collins           Director                 October 14, 1996
David E. Collins


\S\Mark J. Gabrielson         Director                 October 14, 1996
Mark J. Gabrielson


\S\Terry L. Opdendyk    Chairman of the Board          October 14, 1996
Terry L. Opdendyk


\S\Harvey S. Sadow, Ph.D.     Director                 October 14, 1996
Harvey S. Sadow, Ph.D.


\S\Gerald D. Weinstein, M.D.  Director                 October 14, 1996
Gerald D. Weinstein, M.D.

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Index to Exhibits


Exhibit No.     Description of Exhibit

  5     Opinion of Heller Ehrman White & McAuliffe

  23.1  Consent of Ernst & Young LLP

  23.2  Consent of Coopers & Lybrand, L.L.P.

  23.3  Consent of Heller Ehrman White & McAuliffe
        (See Exhibit 5)

  24    Power of Attorney (See pages 6 and 7)

  99.1  Employee Stock Purchase Plan

  99.2  Equity Incentive Plan

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